SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	October 22, 2007

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

Item 8.01  Other Events

On October 22, 2007, Caprius, Inc. issued a press release announcing that its subsidiary, M.C.M. Environmental Technologies, Inc. (“MCM”), delivered 19 SteriMed Systems to both new and existing customers during September 2007. These deliveries were equivalent to the number of SteriMed Systems delivered during Fiscal 2006.  The Company further announced that MCM has received orders for an additional 21 SteriMed Systems.  These orders have contributed to the strong backlog MCM will carry into Fiscal 2008.

A copy of the press release is attached as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits

(c)           99.1           Press Release, dated October 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
/s/Jonathan Joels Jonathan Joels, Treasurer and CFO

Dated:  October 23, 2007

Exhibit Index

Exhibit Number	Exhibit

99.1	Press Release of Caprius, Inc. dated October 22, 2007